Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281021

PROSPECTUS

$500,000,000

Shares of Common Stock, Preferred Stock and Warrants

by Eve Holding, Inc.

45,548,481 Shares of Common Stock Underlying Warrants

by Eve Holding, Inc.

317,715,214 Shares of Common Stock and

14,250,000 Private Placement Warrants to Purchase Shares of Common Stock

by Selling Securityholders

Eve Holding, Inc. (formerly known as Zanite Acquisition Corp., a Delaware corporation (“Zanite”), prior to a business combination by and among EVE UAM, LLC, a Delaware limited liability company and one of our wholly owned subsidiaries (“EVE UAM”), Embraer S.A., a Brazilian corporation (“Embraer”), Embraer Aircraft Holding, Inc., a Delaware corporation and a wholly owned subsidiary of Embraer (“EAH”), and Zanite, which closed on May 9, 2022 (the “Business Combination”)), may offer and sell from time to time in one or more offerings (i) common stock, (ii) preferred stock and (iii) warrants to purchase shares of our common stock or shares of our preferred stock. The aggregate offering price of all securities sold by us under this prospectus (excluding the shares described in the following paragraph) may not exceed $500,000,000.

This prospectus also relates to the issuance by us of up to 45,548,481 shares of our common stock underlying warrants, comprising (i) the shares of common stock, par value $0.001 per share, that may be issued upon exercise of 8,203,409 outstanding public warrants that were issued to stockholders in connection with the initial public offering of Zanite, originally issued in the IPO as units of Zanite at a price of $10.00 per unit, with each unit consisting of one ordinary share and one-half of one warrant (the “public warrants”), (ii) the shares of common stock that may be issued upon exercise of 14,250,000 outstanding private placement warrants originally issued at a price of $1.00 per warrant (the “private placement warrants”) held by certain parties to the amended and restated registration rights agreement, dated as of May 9, 2022, by and among Zanite Sponsor LLC, a Delaware limited liability company, Zanite, EAH and certain other parties thereto (collectively, the “PIPE Investors”) (the “Amended and Restated Registration Rights Agreement”), (iii) up to 22,095,072 shares of common stock that may be or have been issued upon exercise of new warrants (the “new warrants”) that have been issued or are issuable, subject to triggering events, to United Airlines Ventures, Ltd., a Cayman Islands company (“United”), and certain investors, including Acciona Logistica, S.A., Azorra Aviation Holdings, LLC, Falko Regional Aircraft Limited, Falko eVTOL LLC, Lynx Aviation, Inc., Rolls-Royce plc, Space Florida, Strong Fundo de Investimento em Cotas de Fundos de Investimento Multimercado (now known as Strong Fundo de Investimento em Ações Investimento No Exterior), SkyWest Leasing, Inc. and Thales USA, Inc. (together with the “PIPE Investors”, collectively the “Strategic PIPE Investors”) and (iv) the 1,000,000 shares of common stock, par value $0.001 per share, that may be issued upon exercise of a warrant (the “Nidec Warrant”) that was issued to Nidec Motor Corporation, a Delaware corporation (“Nidec”) pursuant to the warrant agreement, dated as of June 28, 2024, between the Company and Nidec (the “Nidec Warrant Agreement”).

Each public warrant and private placement warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share. For the new warrants, (i) 15,014,438 shares of common stock can be or have been purchased at a price of $0.01 per share contingent on the achievement of certain Urban Air Mobility (“UAM”) business milestones, (ii) 7,880,634 shares of  common stock can be or have been purchased at $0.01 per share without further contingency and (iii) 12,000,000 shares of common stock can be purchased at $15.00 per share without further contingency. Of the 24,095,072 shares of common stock subject to new warrants with an exercise price of $0.01 per share, 800,000 shares of common stock were purchased for $8,000 on May 9, 2022, 2,722,536 shares of common stock were purchased for $27,225.36 on October 14, 2022, 150,000 shares of common stock were purchased for $1,500 on October 20, 2023, 900,000 shares of common stock were purchased for $9,000 on July 25, 2024, and the remaining shares of common stock may be issued under such warrants upon the achievement of certain UAM business milestones, as applicable for each Strategic PIPE Investor. The Nidec Warrant entitles Nidec to purchase 1,000,000 shares of common stock at the price of $0.01 per share, subject to the adjustments provided in the Nidec Warrant Agreement.

This prospectus also relates to the offer and sale from time to time by the selling securityholders identified in this prospectus of up to 317,715,214 shares of our common stock, comprising (i) 220,000,000 shares of common stock issued in connection with the Business Combination, with the urban air mobility business of Embraer, originally issued at a price of $10.00 per share in exchange for Embraer’s interests in EVE UAM; (ii) 33,308,942 shares of common stock issued to certain qualified institutional buyers and accredited investors in private placements consummated in connection with the Business Combination, originally issued at a price of $10.00 per share, (iii) 5,750,000 shares of common stock that were converted in connection with the Business Combination on a one-to-one basis from Zanite Class B common stock originally issued at a price of $0.004 per share, (iv) 413,259 shares of common stock underlying restricted stock units granted to certain of our directors and an officer, (v) 140,000 restricted shares of common stock granted to one of our officers, (vi) up to 14,250,000 shares of common stock that may be issued upon exercise of private placement warrants held by certain parties to the Amended and Restated Registration Rights Agreement, originally issued at a price of $1.00 per warrant, (vii) up to 22,095,072 shares of common stock that may be or have been issued upon exercise of new warrants that have been issued or are issuable, subject to triggering events, to United and certain Strategic PIPE Investors originally issued in connection with entering into certain commercial arrangements without the payment of any purchase price, (viii) 2,039,353 shares of common stock issued to United in a private placement consummated on September 6, 2022 for a purchase price per share of $7.36 and an aggregate purchase price of $15,000,000, (ix) 5,000,000 shares of common stock issued to Nidec Motor Corporation (“Nidec”) pursuant to a subscription agreement entered into between Nidec and the Company on June 28, 2024 (the “Nidec Subscription Agreement”), for a purchase price per share of $4.00 and an aggregate purchase price of $20,000,000, (x) 2,189,250 shares of common stock issued to SPX Fund Segregated Portfolio Global (“SPX Global”) pursuant to a subscription agreement entered into between SPX Global and the Company on June 28, 2024 (the “SPX Global Subscription Agreement”), for a purchase price of $4.00 and an aggregate purchase price of $8,757,000, (xi) 250 shares of common stock issued to SPX Fund Segregated Portfolio Equities (“SPX Equities”) pursuant to a subscription agreement entered into between SPX Equities and the Company on June 28, 2024 (the “SPX Equities Subscription Agreement”), for a purchase price of $4.00 and an aggregate purchase price of $1,000, (xii) 97,750 shares of common stock issued to SPX Fund Segregated Portfolio Maverick (“SPX Maverick”) pursuant to a subscription agreement entered into between SPX Maverick and the Company on June 28, 2024 (the “SPX Maverick Subscription Agreement”), for a purchase price of $4.00 and an aggregate purchase price of $391,000, (xiii) 212,750 shares of common stock issued to SPX Fund Segregated Portfolio Rockwell (“SPX Rockwell”) pursuant to a subscription agreement entered into between SPX Rockwell and the Company on June 28, 2024 (the “SPX Rockwell Subscription Agreement”), for a purchase price of $4.00 and an aggregate purchase price of $851,000, (xiv) 52,000 shares of common stock issued to Marlin Master Fund Offshore II, Limited Partnership (“Marlin Offshore”) pursuant to a subscription agreement entered into between Marlin Offshore and the Company on June 28, 2024 (the “Marlin Offshore Subscription Agreement”), for a purchase price of $4.00 and an aggregate purchase price of $208,000, (xv) 39,000 shares of common stock issued to Marlin Fund III, Limited Partnership (“Marlin Fund III”) pursuant to a subscription agreement entered into between Marlin Fund III and the Company on June 28, 2024 (the “Marlin Fund III Subscription Agreement”), for a purchase price of $4.00 and an aggregate purchase price of $156,000, (xvi) 492,000 shares of common stock issued to Marlin Fund, Limited Partnership (“Marlin Fund”) pursuant to a subscription agreement entered into between Marlin Fund and the Company on June 28, 2024 (the “Marlin Fund Subscription Agreement”), for a purchase price of $4.00 and an aggregate purchase price of $1,968,000, (xvii) 417,000 shares of common stock issued to Marlin Fund II, Limited Partnership (“Marlin Fund II”) pursuant to a subscription agreement entered into between Marlin Fund II and the Company on June 28, 2024 (the “Marlin Fund II Subscription Agreement”), for a purchase price of $4.00 and an aggregate purchase price of $1,668,000, (xviii) 2,039,463 shares of common stock issued to Highbridge Tactical Credit Master Fund, L.P. (“Highbridge Master Fund”) pursuant to a subscription agreement entered into between Highbridge Master Fund and the Company on June 28, 2024 (the “Highbridge Master Fund Subscription Agreement”), for a purchase price of $4.00 and an aggregate purchase price of $8,157,852, (xix) 460,537 shares of common stock issued to Highbridge Tactical Credit Institutional Fund, Ltd. (“Highbridge Institutional Fund”) pursuant to a subscription agreement entered into between Highbridge Institutional Fund and the Company on June 28, 2024 (the “Highbridge Institutional Fund Subscription Agreement”), for a purchase price of $4.00 and an aggregate purchase price of $1,842,148, (xx) 5,000,000 shares of common stock issued to Strong Fundo De Investimento Em Acões Investimento No Exterior (“Strong”) pursuant to a subscription agreement entered into between Strong and the Company on June 28, 2024 (the “Strong Subscription Agreement”), for a purchase price of $4.00 and an aggregate purchase price of $20,000,000, (xxi) 400,000 shares of common stock issued to Space Florida (“Space Florida”) pursuant to a subscription agreement entered into between Space Florida and the Company on July 12, 2024 (the “Space Florida Subscription Agreement”, together with the Nidec Subscription Agreement, the SPX Global Subscription Agreement, the SPX Equities Subscription Agreement, the SPX Maverick Subscription Agreement, the SPX Rockwell Subscription Agreement, the Marlin Offshore Subscription Agreement, the Marlin Fund III Subscription Agreement, the Marlin Fund Subscription Agreement, the Marlin Fund II Subscription Agreement, the Highbridge Master Fund Subscription Agreement, the Highbridge Institutional Fund Subscription Agreement and the Strong Subscription Agreement, collectively the “2024 Subscription Agreements”), for a purchase price of $4.00 and an aggregate purchase price of $1,600,000, (xxii) 545,502 shares of common stock issued to SPX Global pursuant to a warrant exchange agreement entered into between SPX Global and the Company on June 28, 2024 (the “SPX Global Warrant Exchange Agreement”), pursuant to which public warrants exercisable for 1,363,754 shares of common stock held by SPX Global were cancelled in consideration for the issuance of 545,502 shares of common stock to SPX Global, (xxiii) 83 shares of common stock issued to SPX Equities pursuant to a warrant exchange agreement entered into between SPX Equities and the Company on June 28, 2024 (the “SPX Equities Warrant Exchange Agreement”), pursuant to which public warrants exercisable for 209 shares of common stock held by SPX Equities were cancelled in consideration for the issuance of 83 shares of common stock to SPX Equities, (xxiv) 24,374 shares of common stock issued to SPX Maverick pursuant to a warrant exchange agreement entered into between SPX Maverick and the Company on June 28, 2024 (the “SPX Maverick Warrant Exchange Agreement”), pursuant to which public warrants exercisable for 60,935 shares of common stock held by SPX Maverick were cancelled in consideration for the issuance of 24,374 shares of common stock to SPX Maverick, (xxv) 53,049 shares of common stock issued to SPX Rockwell pursuant to a warrant exchange agreement entered into between SPX Rockwell and the Company on June 28, 2024 (the “SPX Rockwell Warrant Exchange Agreement”), pursuant to which public warrants exercisable for 132,622 shares of common stock held by SPX Rockwell were cancelled in consideration for the issuance of 53,049 shares of common stock to SPX Rockwell, (xxvi) 567,444 shares of common stock issued to Highbridge Master Fund pursuant to a warrant exchange agreement entered into between Highbridge Master Fund and the Company on June 28, 2024 (the “Highbridge Master Fund Warrant Exchange Agreement”), pursuant to which public warrants exercisable for 1,418,610 shares of common stock held by Highbridge Master Fund were cancelled in consideration for the issuance of 567,444 shares of common stock to Highbridge Master Fund, (xxvii) 128,136 shares of common stock issued to Highbridge Institutional Fund pursuant to a warrant exchange agreement entered into between Highbridge Institutional Fund and the Company on June 28, 2024 (the “Highbridge Institutional Fund Warrant Exchange Agreement”), pursuant to which public warrants exercisable for 320,340 shares of common stock held by Highbridge Institutional Fund were cancelled in consideration for the issuance of 128,136 shares of common stock to Highbridge Institutional Fund, (xxviii) 2,000,000 shares of common stock issued to Strong pursuant to a warrant exchange agreement entered into between Strong and the Company on June 28, 2024 (the “Strong Warrant Exchange Agreement”, together with the SPX Global Warrant Exchange Agreement, the SPX Equities Warrant Exchange Agreement, the SPX Maverick Warrant Exchange Agreement, the SPX Rockwell Warrant Exchange Agreement, the Highbridge Master Fund Warrant Exchange Agreement and the Highbridge Institutional Fund Warrant Exchange Agreement, collectively the “Warrant Exchange Agreements”), pursuant to which a new warrant exercisable for 5,000,000 shares of common stock held by Strong was cancelled in consideration for the issuance of 2,000,000 shares of common stock to Strong, and (xxix) 1,000,000 shares of common stock issued pursuant to the Nidec Warrant Agreement.

This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or recapitalizations. We will not receive any of the proceeds from sales by the selling securityholders of the shares of our common stock offered hereby.

Of the 317,715,214 shares of our common stock that may be offered or sold by the selling securityholders identified in this prospectus, 256,113,938 of those shares are subject to certain lock-up restrictions, including pursuant to the Amended and Restated Registration Rights Agreement and lock-up agreements executed by certain Strategic PIPE Investors.

This prospectus also relates to the offer and sale from time to time by the selling securityholders of 14,250,000 private placement warrants held by certain parties to the Amended and Restated Registration Rights Agreement, originally issued at a price of $1.00 per warrant. We may receive proceeds from exercises by the selling securityholders of the warrants for cash, but we will not receive any of the proceeds from sales by the selling securityholders of the warrants offered hereby.

The selling securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of our common stock and warrants. We have agreed to pay certain expenses in connection with the registration of the shares of our common stock and warrants.

This prospectus provides you with a general description of the securities and the general manner in which we and the selling securityholders may offer or sell the applicable securities. If required, more specific terms of the securities will be provided in an accompanying prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. For general information about the distribution of securities offered by us and the selling securityholders, see “Plan of Distribution for Securities Offered by Us” and “Plan of Distribution for Securities Offered by Selling Securityholders” respectively. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement before you invest.

Our common stock and public warrants trade on the New York Stock Exchange (the “NYSE”) under the symbols “EVEX” and “EVEXW,” respectively. On August 5, 2024, the last reported sale price of our common stock as reported on the NYSE was $2.70 per share and the last reported sale price of our public warrants was $0.25 per warrant.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and as such, may elect to be subject to reduced public company reporting requirements for this prospectus and for future filings. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. You should carefully consider these factors before making your investment decision.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2024.

ABOUT THIS PROSPECTUS

General

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $500,000,000. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities (other than those described in the following paragraph), we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus also relates to the issuance by us of up to 45,548,481 shares of our common stock underlying warrants.

In addition, the selling securityholders identified in this prospectus may use this registration statement to offer and sell from time to time up to 317,715,214 shares of our common stock and 14,250,000 private placement warrants to purchase shares of our common stock. We will not receive any of the proceeds from sales by the selling securityholders of the shares of our common stock offered hereby. We may receive proceeds from exercises by the selling securityholders of the warrants for cash, but we will not receive any of the proceeds from sales by the selling securityholders of the warrants offered hereby. The selling securityholders will deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. The selling securityholders may sell the shares of our common stock and our warrants offered hereby through any means described under the heading “Plan of Distribution for Securities Offered by Selling Securityholders” or in any accompanying prospectus supplement. As used herein, the term “selling securityholder” includes each selling securityholder identified in this prospectus and their donees, pledgees, or other successors-in-interest selling shares of common stock or warrants or interests in shares of our common stock or warrants received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer.

We and the selling securityholders have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate as of any other date. Our business, strategies, prospects, financial condition, results of operations or cash flows may have changed materially since those dates.

When used in this prospectus, unless the context otherwise requires, all references to “Eve,” “we,” “us,” “our,” the “Company” and similar designations refer to Eve Holding, Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries.

Market, Industry and Other Data

This prospectus includes or incorporates by reference estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies and our own estimates based on our management’s knowledge of, and experience in, the industry and markets in which we compete. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources, and on our knowledge of, and our experience to date in, the markets for our products. Market data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market data. In addition, customer preferences are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, you are cautioned not to place undue reliance on such market data. References to our being a leader in a market or product category refer to our belief that we have a leading market share position in such specified market based on sales dollars, unless the context otherwise requires.

Trademarks, Service Marks and Trade Names

This prospectus includes our trademarks and trade names, including, but not limited to, Eve, which are protected under applicable intellectual property laws. This prospectus also may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

iii

PROSPECTUS SUMMARY

This summary highlights information included elsewhere in this prospectus. This summary may not contain all of the information that you should consider before making your investment decision. You should read this entire prospectus and any accompanying prospectus supplement carefully, together with the additional information under the heading “Where You Can Find More Information; Incorporation by Reference.”

EVE HOLDING, INC.

Overview

Eve Holding, Inc., a Delaware corporation, is an aerospace company with operations in Melbourne, Florida and Brazil. We are a leading developer of next-generation UAM solutions. We are developing a comprehensive UAM solution that includes: the design and production of electric vertical take-off and landing vehicles (“eVTOLs”); a portfolio of maintenance and support services focused on our and third-party eVTOLs; and a new Urban Air Traffic Management system designed to allow eVTOLs to operate safely and efficiently in dense urban airspace alongside conventional aircraft and drones. We believe we are uniquely positioned to develop, certify and commercialize our UAM solution on a global scale given our aviation heritage, our strategic relationship with Embraer, our technology and intellectual property portfolio and the experience of our management team and employees, among other factors.

Our eVTOL has successfully completed important development steps, including engineering simulations, subscale test flights, wind tunnel tests and full-scale ground tests, which have enhanced the technological capability and maturity of our eVTOL. We currently expect to reach entry-into-service in the latter half of 2026. We have also begun validating simulations of our fleet operations services model in Brazil, working with partners and utilizing conventional helicopters, to better understand the needs of passengers, partners and community stakeholders that will benefit from our mobility services. We have also engaged with aviation organizations in various cities including Melbourne, Australia; Rio de Janeiro, Brazil; London, United Kingdom; Chicago, Illinois; Miami, Florida; and Greater Tokyo, Japan, to develop and simulate a concept of operation to help inform the development of our Urban Air Traffic Management (“UATM”) solution.

We plan to market our eVTOLs globally to operators of UAM services, including fixed-wing and helicopter operators, as well as lessors that purchase and manage aircraft on behalf of operators. In addition, we plan to engage with operators of ridesharing platforms to secure committed hours of operation for our eVTOLs. To date, we have established an initial order pipeline of 2,900 vehicles valued at $14.5 billion from 30 launch customers. Our initial order pipeline is based on non-binding agreements and therefore subject to material change, consistent with common aviation practices. We do not plan to hold eVTOLs on our own balance sheet and instead plan to establish partnerships to offer solutions to operating partners. We expect to offer eVTOL service and support capabilities to UAM fleet operators, and we plan to offer our UATM systems primarily to air navigation service providers, fleet operators and vertiport operators.

Corporate Information

We were incorporated under the laws of the State of Delaware on November 19, 2020, as a former blank check company under the name Zanite Acquisition Corp. Zanite was a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Our principal executive office is located at 1400 General Aviation Drive, Melbourne, FL. Our telephone number is (321) 751-5050. Our website address is www.eveairmobility.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement, and you should not consider information on our website to be part of this prospectus or any accompanying prospectus supplement.

1

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, strategies, prospects, financial condition, results of operations or cash flows and cause the value of our securities to decline. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks incudes or refers to forward-looking statements. You should read the explanations and limitations on such forward-looking statements discussed elsewhere in the prospectus under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements. All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus and any accompanying prospectus supplement may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” the negative of these words, other similar expressions or by discussions of strategy, plans or intentions.

The forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are only predictions. We base these forward-looking statements largely on our current expectations and projections about future developments and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sales of securities offered by us pursuant to this prospectus for general corporate purposes, including the financing of our operations, possible business acquisitions or strategic investments and repayment of outstanding indebtedness.

All of the shares of common stock and warrants offered by the selling securityholders pursuant to this prospectus will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. We may receive proceeds from exercises by the selling securityholders of the warrants for cash. These proceeds will similarly be used for general corporate purposes, including the financing of our operations, possible business acquisitions or strategic investments and repayment of outstanding indebtedness.

2

SELLING SECURITYHOLDERS

This prospectus relates to the sale or other disposition from time to time of (i) an aggregate of 317,715,214 shares of our common stock and (ii) 14,250,000 private placement warrants to purchase common stock by the selling securityholders named below, and their donees, pledgees, or other successors-in-interest selling shares of common stock or warrants or interests in shares of common stock or warrants received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer.

The following tables set forth, based upon information currently known by us as of the date of this prospectus, the names of the selling securityholders, and the aggregate number of shares of common stock and warrants that the selling securityholders may offer pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Except as described in the footnotes in the tables below, the selling securityholders have not held any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our securities.

See “Plan of Distribution for Shares Offered by Selling Securityholders” for further information regarding the selling securityholders’ methods of distributing these securities.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such shares of common stock and warrants. Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of shares of common stock or warrants registered on its behalf. A selling securityholder may sell or otherwise transfer all, some or none of such shares of common stock or warrants in this offering.

	Securities Beneficially Owned Prior to Offering		Securities to be Sold in this Offering		Securities Beneficially Owned After this Offering
Name of Selling Securityholder(1)	Shares of Common Stock	Warrants**	Shares of Common Stock	Warrants**	Shares of Common Stock	Percentage	Warrants**	Percentage
Greater than 5% Holders
Embraer Aircraft Holding, Inc.(2)	238,899,589	—	238,899,589	—	—	*	—	*
Named Executive Officers and Directors
Gerard J. DeMuro(3)	550,066	61,917	550,066	61,917	—	*	—	*
Marion Clifton Blakey(4)	30,000	—	58,249	—	—	*	—	*
Paul Eremenko(5)	30,000	—	58,249	—	—	*	—	*
Sergio Pedreiro(6)	30,000	—	58,249	—	—	*	—	*
Maria Cordón Ucar(7)	21,687	—	49,936	—	—	*	—	*
Michael Amalfitano(8)	9,676	—	9,676	—	—	*	—	*
Other Selling Securityholders
ABICO Corporation(9)	200,000	—	200,000	—	—	*	—	*
Argos Global Investment LTD(10)	50,000	—	50,000	—	—	*	—	*
BLAMC Inc.(11)	50,000	—	50,000	—	—	*	—	*
Branch Falls Limited(12)	50,000	—	50,000	—	—	*	—	*
Cassio Rothschild de Souza(13)	50,000	—	50,000	—	—	*	—	*
Denham Finance LTD(14)	50,000	—	50,000	—	—	*	—	*
Evelyn Maria Beattie Moore -UBO(15)	50,000	—	50,000	—	—	*	—	*

3

	Securities Beneficially Owned Prior to Offering		Securities to be Sold in this Offering		Securities Beneficially Owned After this Offering
Name of Selling Securityholder(1)	Shares of Common Stock	Warrants**	Shares of Common Stock	Warrants**	Shares of Common Stock	Percentage	Warrants**	Percentage
Famiglia Fund(16)	250,000	—	250,000	—	—	*	—	*
Fernando Riemma Philipson(17)	50,000	—	50,000	—	—	*	—	*
Itaim Investment Fund(18)	42,500	—	50,000	—	—	*	—	*
Julia Dora Koranyi Arduini (UBO)(19)	100,000	—	100,000	—	—	*	—	*
Langdon Network(20)	50,000	—	50,000	—	—	*	—	*
Paulo S Capital LTD(21)	100,000	—	100,000	—	—	*	—	*
Platinum Fonseca Ltd(22)	50,000	—	50,000	—	—	*	—	*
Quattro(23)	50,000	—	50,000	—	—	*	—	*
Sagard LTD(24)	50,000	—	50,000	—	—	*	—	*
St Helen Investments Limited(25)	50,000	—	50,000	—	—	*	—	*
Tropaco Finance LTD(26)	21,195	—	21,195	—	—	*	—	*
Tuscany Investment Management Ltd.(27)	50,000	—	50,000	—	—	*	—	*
Watch Hill Investments LTD(28)	50,000	—	50,000	—	—	*	—	*
Whisper Creek Limited Partnership(29)	50,000	—	50,000	—	—	*	—	*
Acciona Logistica, S.A.(30)	3,900,000	—	7,500,000	—	—	*	—	*
Azorra Aviation Holdings, LLC(31)	2,240,824	—	3,740,824	—	—	*	—	*
Strong Fundo de Investimento em Ações Investimento No Exterior(32)	9,000,000	—	9,000,000	—	—	*	—	*
Falko eVTOL LLC(33)	2,000,000	—	2,000,000	—	—	*	—	*
Falko Regional Aircraft Limited(34)	—	—	1,000,000	—
Kapitalo International Fund SPC - Segregated Portfolio C(35)	97,444	—	97,444	—	—	*	—	*
Kapitalo International Fund SPC - Segregated Portfolio D(35)	402,556	—	402,556	—	—	*	—	*
Lynx Aviation, Inc. (36)	2,500,000	—	4,000,000	—	—	*	—	*
Rolls-Royce Plc(37)	2,150,000	—	2,150,000	—	—	*	—	*
Space Florida(38)	630,000	—	630,000	—	—	*	—	*
SPX Fund Segregated Portfolio Global(39)	2,734,752	—	2,734,752	—	—	*	—	*

4

	Securities Beneficially Owned Prior to Offering		Securities to be Sold in this Offering		Securities Beneficially Owned After this Offering
Name of Selling Securityholder(1)	Shares of Common Stock	Warrants**	Shares of Common Stock	Warrants**	Shares of Common Stock	Percentage	Warrants**	Percentage
Thales USA, Inc.(40)	1,000,000	—	1,000,000	—	—	*	—	*
Rossi 2024 Family Trust(41)	2,589,737	1,535,497	2,589,737	1,535,497	—	*	—	*
Canon Portfolio Trust, LLC(42)	2,953,368	2,953,368	2,953,368	2,953,368	—	*	—	*
Liberty Investors, LLC(43)	2,809,846	2,809,846	2,809,846	2,809,846	—	*	—	*
Patrick M. Shanahan(44)	80,000	50,000	80,000	50,000	—	*	—	*
SHR Holdings, LLC(45)	3,927,295	1,456,415	3,927,295	1,456,415	—	*	—	*
John B. Veihmeyer(46)	519,170	369,170	519,170	369,170	—	*	—	*
Sugar Family Trust, July 19, 2001 or as thereafter amended(47)	988,342	738,342	988,342	738,342	—	*	—	*
The Shaw Family Trust U/A/D 3-7-1997(48)	14,000	—	14,000	—	—	*	—	*
Brian Kelly(49)	20,000	—	20,000	—	—	*	—	*
Donna M. Kohl Trust, 2nd Restatement dtd June 27, 2019(50)	100,000	—	100,000	—	—	*	—	*
Luxemburg Capital LLC(51)	100,000		100,000	—	—	*	—	*
Umberto P. Fedeli 2009 Discretionary Trust(52)	100,000	—	100,000	—	—	*	—	*
Karbrand Partners, LLC(53)	10,000	—	10,000	—	—	*	—	*
Stewart A Kohl Trust(54)	37,500	—	37,500	—	—	*	—	*
Fred DiSanto(55)	25,000	—	25,000	—	—	*	—	*
Albert T. Adams(56)	25,000	—	25,000	—	—	*	—	*
Judith A. Embrescia Revocable Living Trust dtd Aug 13, 1982 as Amended/Restated(57)	12,500	—	12,500	—	—	*	—	*
Toledo Telecasting, Inc.(58)	30,000	—	30,000	—	—	*	—	*
Larry R. Flynn(59)	150,000	—	150,000	—	—	*	—	*
United Airlines Ventures, Ltd.(60)	4,242,474	—	6,965,010	—	—	*	—	*
Bluechip Vision Limited Partnership(61)	7,271,325	4,275,445	7,271,325	4,275,445	—	*	—	*
Nidec Motor Corporation(62)	5,000,000	—	6,000,000	—	—	*	—	*
SPX Fund Segregated Portfolio Equities(39)	333	—	333	—	—	*	—	*
SPX Fund Segregated Portfolio Maverick(39)	122,124	—	122,124	—	—	*	—	*
SPX Fund Segregated Portfolio Rockwell(39)	265,799	—	265,799	—	—	*	—	*
Marlin Master Fund Offshore II, Limited(63)	52,000	—	52,000	—	—	*	—	*
Marlin Fund III, Limited Partnership(63)	39,000	—	39,000	—	—	*	—	*
Marlin Fund, Limited Partnership(63)	492,000	—	492,000	—	—	*	—	*
Marlin Fund II, Limited Partnership(63)	417,000	—	417,000	—	—	*	—	*
Highbridge Tactical Credit Master Fund, L.P.(64)	2,606,907	—	2,606,907	—	—	*	—	*
Highbridge Tactical Credit Institutional Fund, Ltd(65)	588,673	—	588,673	—	—	*	—	*
SkyWest Leasing, Inc(66)	1,500,000	—	3,000,000	—	—	*	—	*

*Less than 1%.

**  Warrants listed on Selling Securityholder table only represent warrants issued pursuant to the warrant agreement (as defined herein). Warrants issued or issuable under other agreements, including the Strategic Warrant Agreements (as defined herein) and the Nidec Warrant Agreement, are not listed on the Selling Securityholder table.

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(1)Unless otherwise noted, the business address of each of the following entities or individuals is c/o Eve Holding, Inc., Attention: General Counsel, 1400 General Aviation Drive, Melbourne, FL 32935.

(2)“Securities to be Sold in this Offering” consists of (i) 220,000,000 shares of common stock issued in connection with the business combination and (ii) 18,500,000 shares of common stock issued in a private placement consummated in connection with the business combination and (iii) 399,589 shares of common stock sold to Embraer Aircraft Holding, Inc. by SkyWest Leasing, Inc. Embraer Aircraft Holding, Inc. is controlled by Embraer S.A., which has voting, investment and dispositive power over the shares held by Embraer Aircraft Holding, Inc. Certain officers and directors of the Company are board members of Embraer Aircraft Holding, Inc., including Michael Amalfitano, or have served as board members of Embraer Aircraft Holding, Inc. and its affiliates in the last three years, including Johann Christan Jean Charles Bordais and Luis Carlos Affonso. Gary Spulak, currently a director of Embraer Aircraft Holding, Inc., Daniel Moczydlower and Michael Klevens have served in director or officer positions with EVE UAM, LLC, and other affiliates of Embraer Aircraft Holding, Inc. and the Company. The address of the principal business office of Embraer Aircraft Holding, Inc. is 276 S.W. 34th Street Fort Lauderdale, Florida, 33315. The address of the principal business office of Embraer S.A. is Avenida Dra. Ruth Cardoso, 8501, 30th floor (part), Pinheiros, São Paulo, SP, 05425-070, Brazil.

(3)“Securities to be Sold in this Offering” consists of (i) 150,000 shares of Class B common stock, which converted into shares of common stock upon the Closing on a one-for-one basis, (ii) 61,917 warrants received from the Sponsor at the Closing in a pro-rata distribution to its members (iii) 140,000 restricted shares of common stock issued as equity grants in a private placement, (iv) 200,000 shares of common stock underlying restricted stock units granted to Mr. DeMuro at the Closing and vested on the first and second anniversaries of the grant pursuant to the terms of Mr. DeMuro’s Employment Agreement, net of 30,100 shares of common stock withheld to cover tax withholding obligations in connection with the vesting and settlement of such restricted stock units and (v) 28,249 shares of common stock underlying restricted stock units granted to Mr. DeMuro, which will vest on May 9, 2025. “Securities Beneficially Owned Prior to Offering” does not include 28,249 shares of common stock underlying restricted stock units since they will not vest within 60 days. The address of Gerard J. DeMuro is c/o Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, Florida 32935.

(4)“Securities to be Sold in this Offering” consists of (i) 15,000 shares of common stock underlying restricted stock units granted to Ms. Blakey in connection with annual equity grants for independent directors and vested on May 9, 2024, (ii) 15,000 shares of common stock underlying restricted stock units granted to Ms. Blakey in connection with annual equity grants for independent directors and vested on July 31, 2023 and (iii) 28,249 shares of common stock underlying restricted stock units granted to Ms. Blakey in connection with annual equity grants for independent directors, which will vest on May 9, 2025. “Securities Beneficially Owned Prior to Offering” does not include 28,249 shares of common stock underlying restricted stock units since they will not vest within 60 days. The address of Marion Clifton Blakey is c/o Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, Florida 32935.

(5)“Securities to be Sold in this Offering” consists of (i) 15,000 shares of common stock underlying restricted stock units granted to Mr. Eremenko in connection with annual equity grants for independent directors and vested on May 9, 2024, (ii) 15,000 shares of common stock underlying restricted stock units granted to Mr. Eremenko in connection with annual equity grants for independent directors and vested on July 31, 2023 and (iii) 28,249 shares of common stock underlying restricted stock units granted to Mr. Eremenko in connection with annual equity grants for independent directors, which will vest on May 9, 2025. “Securities Beneficially Owned Prior to Offering” does not include 28,249 shares of common stock underlying restricted stock units since they will not vest within 60 days. The address of Paul Eremenko is c/o Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, Florida 32935.

(6)“Securities to be Sold in this Offering” of (i) 15,000 shares of common stock underlying restricted stock units granted to Mr. Pedreiro in connection with annual equity grants for independent directors and vested on May 9, 2024, (ii) 15,000 shares of common stock underlying restricted stock units granted to Mr. Pedreiro in connection with annual equity grants for independent directors and vested on July 31, 2023 and (iii) 28,249 shares of common stock underlying restricted stock units granted to Mr. Pedreiro in connection with annual equity grants for independent directors, which will vest on May 9, 2025. “Securities Beneficially Owned Prior to Offering” does not include 28,249 shares of common stock underlying restricted stock units since they will not vest within 60 days. The address of Sergio Pedreiro is c/o Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, Florida 32935.

(7)“Securities to be Sold in this Offering” consists of (i) 6,687 shares of common stock underlying restricted stock units granted to Ms. Cordón in connection with annual equity grants for independent directors and vested on February 3, 2024, (ii) 15,000 shares of Common Stock underlying restricted stock units granted to Ms. Cordón in connection with annual equity grants for independent directors and vested on May 9, 2024 and (iii) 28,249 shares of common stock underlying restricted stock units granted to Ms. Cordón in connection with annual equity grants for independent directors, which will vest on May 9, 2025. “Securities Beneficially Owned Prior to Offering” does not include 28,249 shares of common stock underlying restricted stock units since they will not vest within 60 days. The address of Maria Cordón Ucar is Avenida de la Gran Via de Hortaleza, 3, 28033, Madrid, Spain.

(8)“Securities to be Sold in this Offering” consists of shares of common stock held in a joint account with Mr. Amalfitano’s wife. The address of Michael Amalfitano is c/o Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, Florida 32935.

(9)The address of ABICO Corporation is Av Das. Nacoes Unidas 12399, conj. 134B, São Paulo, Brazil 04578-000.

(10)Mario Jose Pereira Matias is the ultimate beneficial owner and director of Argos Global Investment LTD and has voting, investment and dispositive power over the shares held thereby. The address of Argos Global Investment LTD is Claramae House, 16 Ivanhoe Road, Nassau, Bahamas.

(11)The address of BLAMC Inc. is Bahia Street, 630, centro, Catanduva, Brazil 15.801-290.

(12)The address of Branch Falls Limited is 4th Floor, Rjt Edifice, Waterfront Drive, P.O. Box 260 – Road Town, Tortola, BVI.

(13)The address of Cassio Rothschild de Souza is 2nd floor, Goodsman’s Bay Corporate Centre, Nassau, Bahamas.

6

(14)Each of Samuel Assayag Hanan, as ultimate beneficial owner of Denham Finance LTD and Marcelo Hanan, as manager of Denham Finance LTD have voting, investment and dispositive power over the shares held thereby. Samuel Assayag Hanan disclaims beneficial ownership of the securities listed above. The address of Denham Finance LTD is Poinciana House South, 2nd Floor East Bay Street, Nassau, Bahamas.

(15)The address of Evelyn Maria Beattie Moore – UBO is Str Dello Spinale 8, Perugia, Italy 06134.

(16)The address of Famiglia Fund is Poinciana House South, 2nd Floor East Bay Street, Nassau, Bahamas.

(17)The address of Fernando Riemma Philipson is R. Dr. Tomas Carvalhal, 495 apto.181, São Paulo, Brazil 04006-001.

(18)Ricardo Brito Santos Pereira is a director of Itaim Investment Fund and has voting, investment and dispositive power over the shares held thereby. The address of Itaim Investment Fund is 89 Nexus Way, Camana Bay, Cayman Islands KY1-1205.

(19)The address of Julia Dora Koranyi Arduini (UBO) is Bellevueweg 1, Wollerau, Switzerland 8832.

(20)Luis Antonio Moraes Ribeiro is the ultimate beneficial owner of Langdon Network and has voting, investment and dispositive power over the shares held thereby. The address of Langdon Network is Trident Corporate Services (BVI) Limited International Trust Building, Road Town, Tortola, BVI.

(21)       The address of Paulo S Capital LTD is Poinciana House South, 2nd Floor East Bay Street, Nassau, Bahamas.

(22)Carlos Alberto Da Fonseca and Silvana Regina Salomao Da Fonseca are both directors of Platinum Fonseca Ltd and have voting, investment and dispositive power over the shares held thereby. Carlos Alberto Da Fonseca disclaims beneficial ownership of the securities listed above. The address of Platinum Fonseca Ltd is Ocean Centre, Montagu Foreshore, East Bay Street, PO Box SS-19084, Nassau, Bahamas.

(23)Marcello Serpa is a director of Quattro and has voting, investment and dispositive power over the shares held thereby. The address of Quattro is Rua Angelina Maffei Vita, 280 — apto 8, São Paulo, Brazil 01455-070.

(24)Raul Rosso Garcia is the ultimate beneficial owner of Sagard LTD and has voting, investment and dispositive power over the shares held thereby. The address of Sagard LTD is Poinciana House South, 2nd Floor East Bay Street, Nassau, Bahamas.

(25)The address of St Helen Investments Limited is 4th Floor, Rjt Edifice, Waterfront Drive, P.O. Box 260, Road Town, Tortola, BVI.

(26)Eduardo Mazzilli de Vassimon is the ultimate beneficial owner and director of Tropaco Finance LTD and has voting, investment and dispositive power over the shares held thereby. The address of Tropaco Finance LTD is Poinciana House South, 2nd Floor East Bay Street, Nassau, Bahamas.

(27)The address of Tuscany Investment Management Ltd. is One Montague Place, 1st Floor, East Bay Street, Nassau, Bahamas.

(28)Gustavo Resende Ribeiro is the ultimate beneficial owner of Watch Hill Investments LTD and has voting, investment and dispositive power over the shares held thereby. Gustavo Resende Ribeiro disclaims beneficial ownership of the securities listed above. The address of Watch Hill Investments LTD is One Montague Place, 1st Floor, East Bay Street, PO Box 4906, Nassau, Bahamas.

(29)Geoffrey Peter Cone, Claire Judith Cooke, Alexandra Helen Neal and Brent Wicks are each a director of General Partner Limited, the general partner of Whisper Creek Limited Partnership, and have voting, investment and dispositive power over the shares held thereby. The address of Whisper Creek Limited Partnership is Floor 3, 32 Mahuhu Crescent, Auckland 1010, New Zealand.

7

(30)The column titled “Shares of Common Stock” under “Securities Beneficially Owned Prior to Offering” includes (i) 3,000,000 shares of common stock issued to Acciona Logistica at the Closing in a private placement consummated in connection with the business combination pursuant to the terms of a subscription agreement and (ii) 900,000 shares of common stock issued to Acciona Logistica on July 25, 2024 in connection with the exercise of Warrant A by Acciona Logistica, which warrant was issued to Acciona Logistica pursuant to the terms of the Acciona Logistica Strategic Warrant Agreement. Acciona, S.A. is the ultimate beneficial owner of securities held by Acciona Logistica and has voting, investment and dispositive power over the securities held by Acciona Logistica. Acciona Corporacion, S.A. (represented by José Julio Figueroa Gómez de Salazar) and Acciona Desarrollo Corporativo, S.A. (represented by David Gutiérrez Abarquero) are joint directors of Acciona Logistica and have joint voting, investment and dispositive power over the securities held by Acciona Logistica. Each of Acciona Corporacion, S.A. and Acciona Desarrollo Corporativo, S.A. otherwise disclaim beneficial ownership of the securities listed above. The column titled “Shares of Common Stock” under “Securities to be Sold in this Offering” includes (i) 3,000,000 shares of common stock issued to Acciona Logistica at the Closing in a private placement consummated in connection with the business combination pursuant to the terms of a subscription agreement, (ii) 900,000 shares of common stock issued to Acciona Logistica in connection with the exercise of Warrant A by Acciona Logistica and (iii) 3,600,000 shares of common stock underlying Warrants B and C, which warrants are issuable to Acciona Logistica upon the satisfaction of certain conditions pursuant to the terms of the Acciona Logistica Strategic Warrant Agreement and are not anticipated to be issued or exercisable within 60 days. The address of Acciona Logistica is Avenida de la Gran Vía de Hortaleza, 3, 28033, Madrid, Spain.

(31)“Securities to be Sold in this Offering” consists of (i) 1,000,000 shares of common stock issued in a private placement consummated in connection with the business combination and (ii) 3,000,000 shares of common stock underlying new warrants. “Securities Beneficially Owned Prior to Offering” does not include 1,500,000 shares of common stock that underlie a new warrant which is not anticipated to be exercisable within 60 days. Nicole G. Adrien, David Brown, John Evans, Kenneth Hoffman, Jordan Mikes, David G. Neeleman Spencer Schwartz and William Sharp, the members of the board of directors of Azorra Aviation Holdings, LLC (“Azorra”), may be deemed to share voting, investment and dispositive power over the securities held by Azorra. Each of such individuals disclaims beneficial ownership of the securities listed above. The address of Azorra is 350 SW 34th Street, Fort Lauderdale, Florida 33315.

(32)“Securities to be Sold in this Offering” consists of (i) 2,000,000 shares of common stock issued in a private placement consummated in connection with the business combination, (ii) 5,000,000 shares of common stock issued in a private placement transaction and (iii) 2,000,000 shares of common stock issued pursuant to a warrant exchange agreement cancelling existing warrants outstanding. Each of: Rafael Padilha de Lima Costa, as private equity director; Rodrigo Scipiao Magalhaes Ragazzi, as private equity principal; and Leandro Kakumu Kayano, as private equity principal, have voting, investment and dispositive power over the securities held by Strong Fundo de Investimento em Ações Investimento No Exterior. The address of Strong Fundo de Investimento em Ações Investimento No Exterior is Avenida Juscelino Kubitschek, nº 1309, 10º andar, São Paulo, Brazil 04543-011.

(33)“Securities to be Sold in this Offering” consists of (i) 1,000,000 shares of common stock issued in a private placement consummated in connection with the business combination and (ii) 1,000,000 shares of common stock underlying a new warrant. “Securities Beneficially Owned Prior to Offering” does not include 1,000,000 shares of common stock that underlie a new warrant which is not anticipated to be exercisable within 60 days. Jeffrey Everhart, as the authorised signatory of Maples Fiduciary Services (Delaware) Inc., the manager of Falko eVTOL LLC, has voting, investment and dispositive power over the securities held by Falko eVTOL LLC. The address of Falko eVTOL LLC is 4001 Kennett Pike, Suite 302, Wilmington, Delaware 19807.

(34)“Securities to be Sold in this Offering” consists of 1,000,000 shares of common stock underlying new warrants. “Securities Beneficially Owned Prior to Offering” does not include 1,000,000 shares of common stock that underlie new warrants which are not anticipated to be exercisable within 60 days. Falko Regional Aircraft Limited is controlled by Chorus Aviation Inc., which has voting, investment and dispositive power over the securities held thereby. The address for Falko Regional Aircraft Limited is 1 Bishop Square, St Albans Rd West, Hatfield, AL10 9NE, United Kingdom.

8

(35)Hegler Jose Horta Barbosa Filho, as partner and officer of Kapitalo Investimentos Ltda., in its capacity as investment manager of Kapitalo International Fund SPC - Segregated Portfolio C and Kapitalo International Fund SPC - Segregated Portfolio D, and Bruno Sousa Mauad, as partner and officer of Kapitalo Investimentos Ltda., in its capacity as investment manager of Kapitalo International Fund SPC - Segregated Portfolio C and Kapitalo International Fund SPC - Segregated Portfolio D, each have voting, investment and dispositive power over the shares held by Kapitalo International Fund SPC - Segregated Portfolio C and Kapitalo International Fund SPC - Segregated Portfolio D. The address of Kapitalo International Fund SPC - Segregated Portfolio C and Kapitalo International Fund SPC - Segregated Portfolio D is Avenida Brigadeiro Faria Lima, n° 3.144, 2° andar, Itaim Bibi, São Paulo, Brazil 01.451-000.

(36)“Securities to be Sold in this Offering” consists of (i) 1,000,000 shares of common stock issued in a private placement consummated in connection with the business combination and (ii) 3,000,000 shares of common stock underlying new warrants. “Securities Beneficially Owned Prior to Offering” does not include 1,500,000 shares of common stock that underlie a new warrant which is not anticipated to be exercisable within 60 days. David Grizzle, Bryan Bedford, Ruth Okediji, Lori Gobillot, Glenn Johnson, Barry Ridings, and James Sweetnam each have voting, investment and dispositive power over the securities held by Lynx Aviation, Inc. The address of Lynx Aviation, Inc. is 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

(37)“Securities to be Sold in this Offering” consists of (i) 1,000,000 shares of common stock issued in a private placement consummated in connection with the business combination and (ii) 1,150,000 shares of common stock underlying new warrants. The board of directors of Rolls-Royce Plc from time to time has voting and dispositive power over the securities held by Rolls-Royce Plc. However, under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. As a result, none of the individual directors on the board of directors of Rolls-Royce Plc is deemed to have beneficial ownership of such shares. The address of Rolls-Royce Plc is Kings Place 90 York Way, London, United Kingdom, N1 9FX.

(38)“Securities to be Sold in this Offering ”consists of (i) 230,000 shares of common stock issued in a private placement consummated in connection with the business combination and (ii) 400,000 shares of common stock issued in a strategic private placement transaction. Howard J. Haug, as chief investment officer and Denise Swanson, as chief financial officer, each have voting and dispositive power over the securities held by Space Florida. The address of Space Florida is 505 Odyssey Way, Suite 300, Exploration Park, Florida 32953.

(39)Each of: Mark Fagan, as director, and Stacey-Ann Kirkconnell, as director, have voting, investment and dispositive power over the shares held by each of SPX Fund Segregated Portfolio Global, SPX Fund Segregated Portfolio Equities, SPX Fund Segregated Portfolio Maverick and SPX Fund Segregated Portfolio Rockwell. Directors delegate, in certain times, investment decisions to certain portfolio managers that may execute investment orders for the funds. Leonardo Linhares has investment authority over SPX Fund Segregated Portfolio Global, SPX Fund Segregated Portfolio Equities, SPX Fund Segregated Portfolio Maverick and SPX Fund Segregated Portfolio Rockwell. The address for each of SPX Fund Segregated Portfolio Global, SPX Fund Segregated Portfolio Equities, SPX Fund Segregated Portfolio Maverick and SPX Fund Segregated Portfolio Rockwell is 89 Nexus Way, Camana Bay, Cayman Islands KY1-9009.

(40)Patrice Caine, as Chairman, CEO and legal representative of Thales S.A. (a French company listed on Euronext Paris and the ultimate parent company of Thales USA, Inc.), has voting and dispositive power over the securities held by Thales USA, Inc. Patrice Caine disclaims beneficial ownership of the securities listed above. The address for Thales USA, Inc. is 2733 South Crystal Dr., Suite 1200, Arlington, Virginia 22202.

(41)Michael A. Rossi is the Investment Advisor of the Rossi 2024 Family Trust. Debra A. Perelman is the trustee of the Rossi 2024 Family Trust. The Investment Advisor directs the trustee with respect to voting and investment decisions. The address of Rossi 2024 Family Trust dated December 29, 2020, is 5619 Ashley Circle, Highland Heights, Ohio 44143.

(42)Todd L. Boehly is the chief executive officer of Canon Portfolio Trust, LLC and has voting and dispositive power over the securities held by Canon Portfolio Trust, LLC. Canon Portfolio Trust, LLC is an indirect majority equity owner of Security Distributors, LLC, a registered broker-dealer. The address of Canon Portfolio Trust, LLC is 600 Steamboat Road, Suite 200, Greenwich, CT 06830.

9

(43)Larry Goldberg, as president of Liberty Investors, LLC; Jordan Goldberg, as vice president of Liberty Investors, LLC; and Eric Bell, as vice president of Liberty Investors, LLC, have voting and dispositive power over the securities held by Liberty Investors, LLC. The address of Liberty Investors, LLC is 25101 Chagrin Blvd, #300, Beachwood, Ohio 44122.

(44)The address of Patrick M. Shanahan is 3941 NE Surber Drive Seattle, WA 98105.

(45)Steven H. Rosen is the manager of SHR Holdings, LLC and has voting and dispositive power over the securities held thereby. The address of SHR Holdings, LLC is 25101 Chagrin Blvd., Suite 350, Cleveland, Ohio 44122.

(46)The address of John B. Veihmeyer is 8607 Nutmeg Court, Potomac, Maryland 20854.

(47)Each of Ronald Sugar and Valerie Sugar, as trustees of the Sugar Family Trust, July 19, 2001, or as thereafter amended have voting and dispositive power over the securities held thereby. The address of the Sugar Family Trust, July 19, 2001, or as thereafter amended is 228 Copa de Oro Road, Los Angeles, CA 90077.

(48)Lawrence Wayne Shaw is trustee of The Shaw Family Trust U/A/D 3-7-1997 and have voting, investment and dispositive power over the shares held thereby. The address of The Shaw Family Trust U/A/D 3-7-1997 is 6125 North 38th Place, Paradise Valley, Arizona 85253.

(49)The address of Brian Kelly is 3267 East Lakeshore Road, Baton Rouge, Louisiana 70808.

(50)Donna M. Croel (née Kohl) is a trustee of Donna M. Kohl Trust, 2nd Restatement dtd June 27, 2019, and has voting, investment and dispositive power over the shares held thereby. The address of Donna M. Kohl Trust, 2nd Restatement dtd June 27, 2019, is 750 North San Vicente Blvd, Suite 800, West Hollywood, California 90069.

(51)James J Hummer is a manager of Luxemburg Capital LLC and has voting, investment and dispositive power over the shares held thereby. The address of Luxemburg Capital LLC is 225 Residence Circle, Naples, Florida 34105.

(52)Each of: (i) Vincent M. Panichi, as co-trustee of Umberto P. Fedeli 2009 Discretionary Trust, (ii) Joseph D. Miceli, as co-trustee of Umberto P. Fedeli 2009 Discretionary Trust, (iii) Bruno S. Berardi, as co-trustee of Umberto P. Fedeli 2009 Discretionary Trust and (iv) Jennifer Tookman, as agent of Umberto P. Fedeli 2009 Discretionary Trust, have voting, investment and dispositive power over the shares held by Umberto P. Fedeli 2009 Discretionary Trust. Vincent M. Panichi, Joseph D. Miceli, Bruno S. Berardi and Jennifer Tookman each disclaim beneficial ownership of the securities listed above. The address of Umberto P. Fedeli 2009 Discretionary Trust is 5005 Rockside Road, 5th Floor, Independence, Ohio 44131.

(53)The address of Karbrand Partners, LLC is 50 Lochspur Lane, Moreland Hills, Ohio 44022. Daniel N. Zelman, as managing member of Karbrand Partners, LLC has voting, investment and dispositive power over the shares held by Karbrand Partners, LLC.

(54)Stewart A Kohl is a trustee of Stewart A. Kohl Trust and has voting, investment and dispositive power over the shares held thereby. The address of Stewart A. Kohl Trust is 127 Public Square, #5700, Cleveland, Ohio 44114.

(55)The address of Fred DiSanto is 6060 Parkland Blvd, Cleveland, Ohio 44124.

(56)The address of Albert T. Adams is 3134 Chatham Court, Westlake, Ohio 44145.

(57)Thomas J. Embrescia is a trustee of Judith A. Embrescia Revocable Living Trust dtd Aug 13, 1982 as Amended/Restated and has voting, investment and dispositive power over the shares held thereby. The address of Judith A. Embrescia Revocable Living Trust dtd Aug 13, 1982 as Amended/Restated is 3029 Prospect, Cleveland, Ohio 44115.

(58)Each of (i) F. Matthew Embrescia, as chairman, president and owner of Toledo Telecasting, Inc., (ii) Amanda Embrescia Flynn, as vice president and owner of Toledo Telecasting, Inc. and (iii) M. Megan Embrescia, as vice president and owner of Toledo Telecasting, Inc., have voting, investment and dispositive power over the shares held by Toledo Telecasting, Inc. The address of Toledo Telecasting, Inc. is 3029 Prospect, Cleveland, Ohio 44115.

(59)A permitted transfer took place from the estate of Larry R. Flynn to his wife, Sarah Flynn. The address of Sarah Flynn is 20 Widewater Rd, Hilton Head Island, SC 29926.

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(60)The column titled “Shares of Common Stock” under “Securities Beneficially Owned Prior to Offering” consists of 4,242,474 shares of common stock. The column titled “Shares of Common Stock” under “Securities to be Sold in this Offering” includes (i) 4,242,474 shares of common stock and (ii) 2,722,536 shares of common stock underlying Warrants D, E and F, which warrants are issuable to United upon the satisfaction of certain conditions pursuant to the terms of the United Warrant Agreement and are not anticipated to be issued or exercisable within 60 days. United is an indirect, wholly owned subsidiary of United Airlines Holdings, Inc. (“UAH”), a publicly traded company. The address of United and UAH is 233 South Wacker Drive, Chicago, IL 60606.

(61)Kenneth C. Ricci is the manager of KCR Management LLC, the general partner of Bluechip Vision Limited Partnership, and has voting, investment and dispositive power over the shares held by Bluechip Vision Limited Partnership. The address of Bluechip Vision Limited Partnership is 38355 Chimney Ridge Trail, Willoughby Hills, OH 44094.

(62)“Securities Beneficially Owned Prior to Offering” consists of 5,000,000 shares of common stock issued to Nidec pursuant to the Nidec Subscription Agreement. “Securities Beneficially Owned Prior to Offering” does not include 1,000,000 shares of common stock that underlie the Nidec Warrant which is not anticipated to be exercisable within 60 days. “Securities to be Sold in this Offering” consists of (i) 5,000,000 shares of common stock issued to Nidec pursuant to the Nidec Subscription Agreement and (ii) 1,000,000 shares of common stock that underlie the Nidec warrant. Nidec is controlled by Nidec Corporation, which has voting, investment and dispositive power over the shares held by NMC. The address of the principal business office of Nidec is 8050 W. Florissant Avenue, St. Louis, Missouri 61316. The address of the principal business office of Nidec Corporation is 338 Kuzetonoshiro-cho, Minami-ku, Kyoto 601-8205, Japan.

(63)Michael W. Masters is the managing member of Masters Capital Management, LLC, the general partner of Marlin Fund, Limited Partnership, Marlin Fund II, Limited Partnership, Marlin Master Fund Offshore II, Limited Partnership and Marlin Fund III, Limited Partnership and has voting, investment and dispositive power over the shares held by Marlin Fund, Limited Partnership, Marlin Fund II, Limited Partnership, Marlin Master Fund Offshore II, Limited Partnership and Marlin Fund III, Limited Partnership. The address of Marlin Fund, Limited Partnership, Marlin Fund II, Limited Partnership, Marlin Master Fund Offshore II, Limited Partnership and Marlin Fund III, Limited Partnership is 3060 Peachtree Road NW, Suite 1425, Atlanta, GA 30305.

(64)     Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Master Fund, L.P. Highbridge Tactical Credit Master Fund, L.P. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Master Fund, L.P. is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(65)Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. Highbridge Tactical Credit Institutional Fund, Ltd. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Institutional Fund, Ltd. is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(66)“Securities to be Sold in this Offering” consists of (i) 1,500,000 shares of common stock underlying new warrants and (ii) 1,500,000 shares of common stock underlying warrants that are not anticipated to be exercisable within 60 days. “Securities Beneficially Owned Prior to Offering” consists of 1,500,000 shares of common stock underlying new warrants. “Securities Beneficially Owned Prior to Offering” does not include 1,500,000 shares of common stock that underlie warrants that are not anticipated to be exercisable within 60 days. SkyWest Leasing, Inc. is a wholly owned subsidiary of SkyWest, Inc. Russell A. Childs, Robert J. Simmons and Wade J. Steel are each a director of SkyWest Leasing, Inc. and have voting, investment and dispositive power over the shares held thereby. The address of SkyWest Leasing, Inc. is 444 S. River Road, St. George, Utah 84790.

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DESCRIPTION OF SECURITIES

The following summary describes the material provisions of our capital stock and outstanding warrants and certain provisions of our second amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”) and does not purport to be complete and is qualified by reference to our Charter and our Bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”), each as in effect as of the date of this prospectus. Copies of these documents are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information; Incorporation by Reference.”

Our Authorized and Outstanding Securities

Our Charter authorizes the issuance of capital stock consisting of:

  1,000,000,000 shares of common stock, par value $0.001 per share; and
  100,000,000 shares of preferred stock, par value $0.001 per share.

Our outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

As of August 5, 2024, we had 290,144,298 shares of common stock outstanding; no shares of preferred stock outstanding; 8,203,407 public warrants outstanding; 14,250,000 private placement warrants outstanding; new warrants to acquire an aggregate of up to 22,095,072 shares of common stock outstanding and a Nidec Warrant to acquire an aggregate of up to 1,000,000 shares of common stock outstanding. Such record holders do not include the Depositary Trust Company (the “DTC”) participants or beneficial owners holding shares through nominee names.

Our Common Stock

Voting Rights

Except as otherwise provided by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and do not have the right to cumulate votes in the election of directors.

Our board of directors is divided into three staggered classes of directors. At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Dividend Rights

Holders of common stock are entitled to receive dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by our board of directors from time to time out of assets or funds of the Company legally available therefor.

Liquidation, Dissolution and Winding Up

Holders of common stock are entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after the rights of the holders of our preferred stock, if any, have been satisfied.

Preemptive or Other Rights

Pursuant to our Charter, our common stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

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Our Preferred Stock

Pursuant to our Charter, shares of our preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to establish the number of shares to be included in such series, and to fix the voting powers, designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, applicable to the shares of each series. Our board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of management of the Company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Our Options

As of August 5, 2024, options to purchase in the aggregate zero shares of our common stock were outstanding under our equity compensation plans.

Our Warrants

Public Stockholders’ Warrants

There are currently outstanding an aggregate of 8,203,407 public warrants, which entitle the holders of such warrants to acquire our common stock.

Each whole warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, provided that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement, dated as of November 16, 2020, by and between Zanite and Continental Stock Transfer & Trust Company, as warrant agent (the “warrant agreement”)), and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire on May 9, 2027, or earlier upon redemption or liquidation.

We will not be obligated to deliver any common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the share of common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

Our effective registration statement provides for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the public warrants. We will use our best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the public stockholders’ warrant agreement. If our registration statement covering the shares of common stock issuable upon exercise of the warrants during any period fails to maintain effectiveness, stockholders may exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

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Redemption of warrants for cash

Once the warrants become exercisable, we may call the warrants for redemption for cash:

  in whole and not in part;
  at a price of $0.01 per warrant;
  upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
  if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption procedures and cashless exercise

In the event that we elect to redeem all of the redeemable warrants as described above, we will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the redemption date to the registered holders of the public warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the public stockholders’ warrant agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption by our posting of the redemption notice to DTC.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants at such time. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

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A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a share capitalization payable in shares of common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other securities into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable upon exercise of each warrant will be decreased in proportion to such decrease in outstanding share of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding common stock (other than those described above or that solely affects the par value of such common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

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The public warrants are issued in registered form under the warrant agreement. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on shares of common stock as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, 50% of the then outstanding private placement warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

Pursuant to the Amended and Restated Registration Rights Agreement, the private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until May 9, 2025 (except in limited circumstances), and the private placement warrants will not be redeemable by us for cash so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Pursuant to the Amended and Restated Registration Rights Agreement, our initial stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including the common stock issuable upon exercise of any of these warrants) until May 9, 2025 (except in limited circumstances).

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New Warrants

Pursuant to (a) the Warrant Agreements, dated as of December 21, 2021, each by and between or among the Company and (i) Lynx Aviation, Inc., (ii) SkyWest Leasing, Inc., (iii) Falko Regional Aircraft Limited and Falko eVTOL LLC, (iv) BAE Systems (Overseas Holdings) Limited, a UK based 100% owned subsidiary of BAE Systems plc, (v) Azorra Aviation Holdings, LLC, (vi) Rolls-Royce PLC or (vii) Strong Fundo de Investimento em Cotas de Fundos de Investimento Multimercado, (the “Initial Strategic Warrant Agreements”) and (b) the Warrant Agreement, dated as of March 16, 2022, by and between the Company and Acciona Logistica, as may be amended or modified from time to time (the “Acciona Logistica Strategic Warrant Agreement”, and collectively with the Initial Strategic Warrant Agreements, the “Strategic Warrant Agreements”) and (c) the Warrant Agreement, dated September 1, 2022, by and between the Company and United (the “United Warrant Agreement”) (entered into concurrently with the execution of a subscription agreement between such parties (the “United Subscription Agreement”)), the Company has issued or agreed to issue to certain Strategic PIPE Investors and to United, respectively, new warrants to acquire an aggregate of (i) 16,214,438 shares of common stock, each with an exercise price of $0.01 per share (the “penny warrants”), which warrants were issued or will be issued in connection with the achievement of the following UAM Business milestones, as applicable, for each Strategic PIPE Investor or United: (a) receipt of the first type certification for eVTOL in compliance with certain airworthiness authorities, (b) receipt of the first binding commitment from a third party to purchase eVTOL jointly developed by Embraer and a certain Strategic PIPE Investor for the defense and security technology market, (c) the eVTOL’s successful entry into service, (d) the completion of the initial term of a certain engineering services agreement entered into with a certain Strategic PIPE Investor, (e) receipt of binding commitments from certain Strategic PIPE Investors for an aggregate of 500 eVTOLs, (f) receipt of an initial deposit to purchase 200 eVTOLs from a certain Strategic PIPE Investor, (g) the mutual agreement to continue to collaborate beyond December 31, 2022, with a certain Strategic PIPE Investor, (h) the time at which ten vertiports that have been developed or implemented with the services of a certain Strategic PIPE Investor have entered operation or are technically capable of entering operation, (i) the issuance by the Company and United of a joint press release announcing the United Investment, (j) the entry by the Company and an affiliate of United into a conditional purchase agreement for the sale and purchase of up to 400 eVTOLs, (k) the agreement by the Company and United to establish a concept of operations for the use of the Company’s eVTOLs at one or more of United’s or its affiliates’ hub airports, (l) a binding agreement between United (or one of its affiliates) and the Company for the sale and purchase of up to 200 eVTOLs and (m) certain eVTOL services and support agreements, (ii) 7,880,634 shares of common stock, each with an exercise price of $0.01 per share, without contingency and (iii) 12,000,000 shares of common stock, each with an exercise price of $15.00 per share, which warrants were issued on May 9, 2022. In general, each new warrant is exercisable for a period of five or ten years following its issuance or first permitted exercise date. The Strategic Warrant Agreements and the United Warrant Agreement provide for certain registration rights with respect to the resale of the shares of common stock underlying the new warrants which are substantially similar to the registration rights provided under (i) certain subscription agreements pursuant to which the purchase of shares of our common stock by the Strategic PIPE Investors, for a total aggregate purchase price of $357,300,000 was consummated on May 9, 2022 (the “Subscription Agreements”) and (ii) the United Subscription Agreement, as applicable. In addition, certain of the Strategic PIPE Investors and United have agreed not to transfer certain of the new warrants issued on May 9, 2022 or at the closing of the purchase of 2,039,353 shares of our common stock by United pursuant to the United Subscription Agreement, for a purchase price per share of $7.36 and an aggregate purchase price of $15,000,000, which was completed on September 6, 2022 (the “United Investment”), as applicable, and the shares of common stock issued upon the exercise of such new warrants until the date that is two, three or five years after May 9, 2022, in the case of such Strategic PIPE Investors, or six, nine or twelve months after the closing of the United Investment, in the case of United, as described below.

Out of the penny warrants that the Company has agreed to issue to the Strategic PIPE Investors pursuant to the Strategic Warrant Agreements, (i) penny warrants to acquire 6,900,000 shares of common stock have been issued and are exercisable (of which penny warrants were exercised to purchase 800,000 shares of common stock on May 9, 2022, for an aggregate purchase price of $8,000 and 900,000 shares of common stock on July 25, 2024, for an aggregate purchase price of $9,000), but all such warrants (including the shares of common stock underlying such warrants) will be subject to restrictions on transfer until the date that is three or five years after May 9, 2022, (ii) penny warrants to acquire 1,950,000 shares of common stock were issued on May 9, 2022, but will only become exercisable upon receipt of the first binding commitment from a third party to purchase eVTOL jointly developed by Embraer and a certain Strategic PIPE Investor for the defense and security technology market, eVTOL successfully entered into service while being a supplier to the Company, or completion of an initial term of a certain engineering services agreement with a certain Strategic PIPE Investor, as applicable, (of which penny warrants were exercised to purchase 150,000 shares of common stock on October 20, 2023, for an aggregate purchase price of $1,500), (iii) penny warrants to acquire 2,400,000 shares of common stock will be issued and vested upon receipt of the first type certification for eVTOL in compliance with certain airworthiness authorities, (iv) penny warrants to acquire 4,800,000 shares of common stock will be issued and vested upon receipt of binding commitments from certain Strategic PIPE Investors for an aggregate of 500 eVTOLs, (v) penny warrants to acquire 300,000 shares of common stock were issued and vested upon receipt of an initial deposit to purchase 200 eVTOLs from a certain Strategic PIPE Investor, (vi) penny warrants to acquire 200,000 shares of common stock were issued and vested upon mutual agreement to continue to collaborate beyond December 31, 2022, with a certain Strategic PIPE Investor and (vii) penny warrants to acquire 1,800,000 shares of common stock will be issued and vested the time at which ten vertiports that have been developed or implemented with the services of a certain Strategic PIPE Investor have entered operation or are technically capable of entering operation.

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Out of the penny warrants that the Company has agreed to issue to United pursuant to the United Warrant Agreement, (i) penny warrants to acquire 2,722,536 shares of common stock have been issued and exercised and (ii) penny warrants to acquire up to an additional 2,722,536 shares of common stock are issuable upon United and the Company entering into a binding agreement for the sale and purchase of up to 200 eVTOLs, an eVTOL services and support agreement, or an eVTOL services and support agreement with one of United’s affiliates. All such penny warrants (including the shares of common stock underlying such warrants) were subject to restrictions on transfer until the date that were six, nine or twelve months after the closing of the United Investment.

The Strategic Warrant Agreements and the United Warrant Agreement generally provide that if the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each new warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to all or substantially all holders of common stock entitling holders to purchase common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, the Strategic Warrant Agreements and the United Warrant Agreement generally provide that the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each new warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the new warrants is adjusted, as described above, the applicable new warrant exercise price may be adjusted (to the nearest cent) by multiplying the applicable new warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the applicable new warrant immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter, as applicable to each such new warrant.

Nidec Warrant

Pursuant to the Nidec Warrant Agreement, dated as of June 28, 2024, by and between the Company and Nidec, as may be amended or modified from time to time, the Company has issued the Nidec Warrant to acquire 1,000,000 shares of common stock, par value $0.001 per share, at the price of $0.01 per share subject to the adjustments provided in the Nidec Warrant Agreement. The Nidec Warrant may be exercised only in the period commencing on the tenth (10th) business day after the Company receives the first type certification confirming the Company’s eVTOL design complies with requirements established by certain airworthiness authorities (“first Type Certification”) is obtained, and terminating on the earlier of the (a) date that is one (1) year after the date on which the first Type Certification is obtained, and (b) the liquidation of the Company.

The Nidec Warrant Agreement provides for certain registration rights with respect to the resale of the shares of common stock underlying the Nidec Warrant, which are substantially similar to the registration rights provided under the 2024 Subscription Agreements. Nidec has agreed not to transfer the Nidec Warrant to a non-affiliate without the Company’s prior written consent.

The Nidec Warrant Agreement provides that the number of shares of common stock issuable on exercise of the Nidec Warrant will be increased in proportion to such increase in outstanding shares of common stock due to a stock dividend payable in shares of common stock, or by a split-up of common stock or other similar event. A rights offering to all or substantially all holders of common stock entitling holders to purchase common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

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In addition, the Nidec Warrant Agreement provides that the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of the Nidec Warrant will be decreased in proportion to such decrease in outstanding shares of common stock. Whenever the number of shares of common stock purchasable upon the exercise of the Nidec Warrant is adjusted, pursuant to the Nidec Warrant Agreement, the price per share will also be adjusted (to the nearest cent) to offset such adjustment to provide substantially similar economic standing after such adjustment as Nidec could claim immediately before such adjustment. In the case of a reorganization, merger, sale or similar occurrence, the Nidec Warrant Agreement provides Nidec the right to purchase and receive, instead of the common stock previously purchasable and receivable upon exercise of the Nidec Warrant, the same kind and amount of securities, cash, or other property that Nidec would have received had it exercised the Nidec Warrant immediately before the event occurred.

Anti-Takeover Effects of Provisions of our Charter, Bylaws and Applicable Law

Certain provisions of our Charter, Bylaws, and laws of the State of Delaware, where the Company is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Company’s common stock. The Company believes that the benefits of increased protection give the Company the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Delaware law generally does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as the Company’s common stock remains listed on the NYSE require stockholder approval of certain issuances equal to 20% or more of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Number of Directors

The Charter and the Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time pursuant to a resolution adopted by our board of directors. The board of directors is currently composed of 7 directors.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

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Limitations on Stockholder Action by Written Consent

The Charter provides that, subject to the terms of any series of preferred stock, at any time when EAH and its affiliates collectively own at least 50% of the outstanding voting stock of the Company, any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent in lieu of a meeting. From and after the first date that EAH and its affiliates cease to collectively own at least 50% of the outstanding voting stock of the Company, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Business Combinations

Under Section 203 of the DGCL, a corporation may not engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

  prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
  at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the Company’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Pursuant to our Charter, we are not governed by Section 203 of the DGCL.

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No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless a charter specifically authorizes cumulative voting. Our Charter does not authorize cumulative voting.

Forum Selection Clause

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof (the “chosen courts”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder arising pursuant to any provision of the DGCL our Charter or Bylaws (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder governed by the internal affairs doctrine. If any action, suit or proceeding the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than a chosen court (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the chosen courts in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Notwithstanding the foregoing, the forum selection provisions described in the first paragraph of this subheading will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company (including, but not limited to, shares of capital stock of the Company) shall be deemed to have notice of and consented to the provisions of these forum selection provisions.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Our Bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

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The limitation of liability, advancement and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers, or employees for which indemnification is sought.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company under certain circumstances. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Corporate Opportunities

Under our Charter, to the fullest extent permitted by law, we will renounce any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for any non-employee directors and their respective affiliates and us or any of our affiliates. However, we will not renounce our interest in any corporate opportunity offered to any non-employee director if such opportunity is expressly offered or presented to, or acquired or developed by, such person solely in his or her capacity as a director or officer of the Company.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for shares of our common stock is Continental Stock Transfer & Trust Company. We agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock or warrants of the Company for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted common stock or warrants of the Company for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

  1% of the total number of shares of our common stock then outstanding; or
  the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about the Company.

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Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business- combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

  the issuer of the securities that was formerly a shell company has ceased to be a shell company;
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
  the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and
  at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company. Accordingly, if and when the remaining conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale, without registration, of the above noted restricted securities, including securities held by our officers, directors and other affiliates.

Registration Rights

Pursuant to the Amended and Restated Registration Rights Agreement, the Subscription Agreements, the 2024 Subscription Agreements and the Nidec Warrant Agreement, we are obligated to, among other things, register for resale certain securities that are held by parties to the Amended and Restated Registration Rights Agreement, the Subscription Agreements, the Warrant Exchange Agreements, the 2024 Subscription Agreements and the Nidec Warrant Agreement. Subject to certain exceptions, we will bear all registration expenses under the Amended and Restated Registration Rights Agreement.

Listing of our Common Stock and Public Warrants

Our common stock and public warrants are listed on the NYSE under the symbols “EVEX” and “EVEXW,” respectively.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time for the purchase of shares of our common stock or shares of preferred stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The accompanying prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

  the offering price;
  the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;
  the number of warrants offered;
  the exercise price and the amount of securities you will receive upon exercise;
  the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
  the rights, if any, we have to redeem the warrants;

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  the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
  the name of the warrant agent; and
  any other material terms of the warrants.

After warrants expire they will become void. The accompanying prospectus supplement may provide for the adjustment of the exercise price of our warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC for warrants offered by us. For more information on how you can obtain copies of any warrant agreement, see “Where You Can Find More Information; Incorporation by Reference.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

PLAN OF DISTRIBUTION FOR SECURITIES OFFERED BY US

We are registering the issuance by us of up to 45,548,481 shares of our common stock issuable upon the exercise of the public warrants, private placement warrants, new warrants and the Nidec Warrant.

We are also registering common stock, preferred stock and warrants with an aggregate offering price of up to $500,000,000, to be sold by us under a shelf registration process. We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  through underwriters for resale to purchasers;
  through dealers to purchasers;
  through agents to purchasers;
  directly to one or more purchasers; or
  through a combination of these methods of sale.

We may also sell the securities offered by this prospectus in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

  on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or to or through a market maker other than on the NYSE or such other securities exchanges or quotation or trading services.
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We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the accompanying prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the accompanying prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

  at a fixed price or prices, which may be changed;
  at market prices prevailing at the time of sale;
  at prices related to the prevailing market prices; or
  at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

  the name of the agent or any underwriters;
  the public offering or purchase price and the proceeds we will receive from the sale of the securities;
  any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
  all other items constituting underwriting compensation;
  any discounts and commissions to be allowed or re-allowed or paid to dealers; and
  any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the accompanying prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

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If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the accompanying prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the accompanying prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the accompanying prospectus supplement. Institutions with whom the contracts, when authorized, may be made, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  the purchase by an institution of the securities covered under that contract shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which that institution is subject; and
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services (including investment banking services) for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

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PLAN OF DISTRIBUTION FOR SHARES OFFERED BY SELLING SECURITYHOLDERS

We are registering for resale by the selling securityholders (i) up to 317,715,214 shares of common stock and (ii) 14,250,000 private placement warrants. The selling securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or warrants or interests in our common stock or warrants received after the date of this prospectus from the selling securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or warrants or interests in our common stock or warrants on any stock exchange, market or trading facility on which shares of our common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of their shares of common stock or warrants or interests therein:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  one or more underwritten offerings;
  block trades in which the broker-dealer will attempt to sell the shares of common stock or warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  distributions to their members, partners or shareholders;
  short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
  directly to one or more purchasers;
  through agents;
  through agreements with broker-dealers, who may agree with the selling securityholders to sell a specified number of such shares of common stock or warrants at a stipulated price per share or warrant; and
  a combination of any such methods of sale.

The selling securityholders may, from time to time, pledge or grant a security interest in some shares of our common stock or warrants owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock or warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee or other successors in interest as the selling securityholders under this prospectus. The selling securityholders also may transfer shares of our common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of shares of our common stock or warrants or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock or warrants in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock or warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock or warrants to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of shares of our common stock or warrants offered by them will be the purchase price of such shares of our common stock or warrants less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock or warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling securityholders.

At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the selling securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling securityholders also may in the future resell a portion of our common stock or warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock or warrants may be underwriting discounts and commissions under the Securities Act. If any selling securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our common stock or warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our common stock and warrants offered by the selling securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock or warrants by bidding for or purchasing shares of common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Amended and Restated Registration Rights Agreement, the Subscription Agreements, the 2024 Subscription Agreements, the United Subscription Agreement, the Nidec Warrant Agreement, the Strategic Warrant Agreements and the United Warrant Agreement, we have agreed to indemnify the selling securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling securityholders may be required to make with respect thereto. In addition, we and the selling securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

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Under the Amended and Restated Registration Rights Agreement, we have agreed to maintain the effectiveness of this registration statement until all securities covered by the Amended and Restated Registration Rights Agreement have been sold under this registration statement, have been transferred without restrictive legends, may be sold under Rule 144 under the Securities Act or are no longer outstanding. Under the Subscription Agreements, the United Subscription Agreement, the Strategic Warrant Agreements and the United Warrant Agreement, we have generally agreed to maintain the effectiveness of this registration statement until the earliest of (i) the date when the subscriber parties thereto cease to hold any securities covered by such agreements, (ii) the date all securities held by the subscriber parties thereto may be sold without any restrictions under Rule 144, (iii) when such securities shall have ceased to be outstanding or (iv) three (3) years from January 20, 2023. Under the 2024 Subscription Agreements (other than the Highbridge Institutional Fund Subscription Agreement and the Highbridge Master Fund Subscription Agreement) and the Nidec Warrant Agreement, we have generally agreed to maintain the effectiveness of this registration statement until the earliest of (i) the date when the subscriber parties thereto cease to hold any securities covered by such agreements, (ii) the date all securities held by the subscriber parties thereto may be sold without any restrictions under Rule 144 or (iii) when such securities shall have ceased to be outstanding or (iv) three (3) years from the date of effectiveness of this registration statement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The selling securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering. Under the Highbridge Institutional Fund Subscription Agreement and the Highbridge Master Fund Subscription Agreement, we have generally agreed to maintain the effectiveness of this registration statement until the earliest of (i) the date when the subscriber parties thereto cease to hold any securities covered by such agreements or (ii) the date all securities held by the subscriber parties thereto may be sold without any restrictions under Rule 144.

Selling securityholders may use this prospectus in connection with resales of shares of our common stock and warrants. This prospectus and any accompanying prospectus supplement will identify the selling securityholders, the terms of our common stock or warrants and any material relationships between us and the selling securityholders. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our common stock or warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all of the net proceeds from the resale of shares of our common stock or warrants.

A selling securityholder that is an entity may elect to make an in-kind distribution of common stock or warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock or warrants pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of shares of our common stock and warrants to be offered and sold pursuant to this prospectus.

Lock-Up Restrictions

Of the shares of common stock that may be offered or sold by selling securityholders identified in this prospectus, some are subject to certain lock-up restrictions, including pursuant to the Amended and Restated Registration Rights Agreement and lock-up agreements executed by certain Strategic PIPE Investors.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

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EXPERTS

The consolidated financial statements of Eve Holding, Inc. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements for the year ended December 31, 2021 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC, including the filings that are incorporated by reference in this prospectus and any accompanying prospectus supplement, are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.eveairmobility.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference and is not part of this prospectus or any accompanying prospectus supplement.

The rules of the SEC allow us to incorporate by reference into this prospectus and any accompanying prospectus supplement the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

  Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed onMarch 8, 2024;
  Quarterly Report on Form 10-Q for the quarter endedMarch 31, 2024, filed onMay 7, 2024;
  Current Reports on Form 8-K, filed on January 16, 2024, May 24, 2024, July 1, 2024 and July 18, 2024, in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K;
  The portions of the Definitive Proxy Statement on Schedule 14A, filed onApril 9, 2024, that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and
  The description of securities set forth in the Description of Securities, filed as Exhibit 4.3to the Company’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus but not delivered with this prospectus. You should direct requests for those documents to Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, FL 32935, Attention: Simone Galvao De Oliveira (telephone: (321) 751-5050). Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

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  a

$500,000,000

Shares of Common Stock, Preferred Stock and Warrants

by Eve Holding, Inc.

45,548,481 Shares of Common Stock Underlying Warrants

by Eve Holding, Inc.

317,715,214 Shares of Common Stock and

14,250,000 Private Placement Warrants to Purchase Shares of Common Stock

by Selling Securityholders

The date of this prospectus is August 6, 2024.